UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2025, PMGC Holdings Inc. (the “Company”) entered into a warrant inducement agreement (the “Warrant Inducement Agreement”) with certain warrant holders (the “Warrant Holders”) which references the Company’s common stock purchase warrants (the “Existing Warrants”) registered for sale under the registration statement on Form S-1 (File No. 333-281987) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Warrant Inducement Agreement, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants from $11.20 per share to $2.00 per share and to exercise such Existing Warrants at the reduced exercise price. Additionally, the Company agreed to issue unregistered warrants (the “New Warrants”) with an exercise price of $2.75 per share (subject to adjustment pursuant to the terms of the warrant agreement for such New Warrants (the “New Warrant Agreement”), to purchase 969,386 shares of Common Stock, in the aggregate.

The transactions contemplated by the Warrant Inducement Agreement and the New Warrant Agreement are expected to close on or about January 28, 2025. When exercised, the Company will receive aggregate gross proceeds up to approximately $1,938,772, before deducting expenses payable by the Company.

Terms of the New Warrants

The New Warrants will have an exercise price of $2.75 per share and will be exercisable at any time on or after the Shareholder Approval Date (as defined below) (such date, the “Initial Exercise Date”) and on or prior to 5:00pm (New York, New York time) on the five year anniversary of the Initial Exercise Date, provided that if such date is not a Trading Day (as defined below), the immediately following Trading Day (such date, the “Termination Date”) but not thereafter. Capitalized terms used herein but not otherwise defined have the meanings set forth in the New Warrant Agreement.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Warrant Shares, including, without limitation, to give full effect to the adjustment to the Exercise Price and/or number of Warrant Shares following any Dilutive Issuance.

“Shareholder Approval Date” means the first (1st) Trading Day following the Company’s notice to the warrant holder of Shareholder Approval, which notice shall be provided within two (2) Trading Days of the effectiveness of the Shareholder Approval in accordance with SEC rules and regulations and applicable law and provisions of the Company’s Certificate of Incorporation and Bylaws. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

“Trading Day” means a day on which the Trading Market (as defined below) is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American, (or any successors to any of the foregoing).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the New Warrants.

If at the time of exercise there is no effective registration statement registering the New Warrants, or the prospectus contained therein is not available for the issuance of the New Warrants to the Holder or the resale of the New Warrants by the holder, then the New Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to certain adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In the event of a Fundamental Transaction (as defined in the New Warrant Agreement), upon any exercise of the New Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of the New Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the New Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of the New Warrant). For purposes of any such exercise, the determination of the exercise price of the New Warrant will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder will be given the same choice as to the Alternate Consideration it receives upon any exercise of the New Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the New Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the New Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

The New Warrants are also subject to potential adjustment in connection with issuances of Common Stock or derivative securities at a price per share which is less than the exercise price then in effect. The New Warrants are redeemable by the Company in certain circumstances as provided therein.

The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a holder prior to the issuance of any New Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the New Warrant.

The New Warrant Agreement does not entitle the holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of the New Warrant as set forth in Section 2(d)(i) of the New Warrant Agreement, except as expressly set forth in Section 3 therein.

The New Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

In addition, pursuant to the Warrant Inducement Agreement, the Company agreed to file a registration statement with the SEC registering the sale of shares underlying the New Warrants under the Securities Act within 30 days, and to cause such registration statement to be declared effective within 120 days. The Company also agreed to certain other covenants, including with respect to holding a special meeting of its shareholders for approval of issuances of shares of Common Stock under the New Warrants, refraining from engaging in any Variable Rate Transaction (as defined therein) for 45 days, refraining from filing a registration statement for 45 days, and the payment of liquidated damages in connection with any failure to adhere to certain covenants therein and in the Warrant Agreements, subject to certain exceptions, as more particularly set forth in the Warrant Inducement Agreement.

The foregoing descriptions of each of the Warrant Inducement Agreement and the New Warrant Agreement do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Warrant Inducement Agreement and the New Warrant, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Univest Securities, LLC (“Univest”) is acting as the exclusive warrant inducement agent and financial advisor to the Company for the transactions contemplated by the Warrant Inducement Agreements. The Company agreed to pay Univest an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the exercises of the Existing Warrants, and to reimburse Univest for certain fees and expenses incurred in connection therewith.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The New Warrants have not been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Based in part upon the representations of the holder in the Warrant Inducement Agreement, the offering and sale of the New Warrants is exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant
10.1	Form of Warrant Inducement Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2025

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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